As filed with the Securities and Exchange Commission on September 22, 2003
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CIRCLE GROUP HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

              ILLINOIS                                 36-4197173
  (State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
   Incorporation or Organization)

                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                  847-549-6002

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                  CONSULTING AGREEMENTS BETWEEN THE REGISTRANT
                           AND INDIVIDUAL CONSULTANTS
                            (Full title of the Plan)

                               GREGORY J. HALPERN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                     (Name and address of agent for service)

                                  847-549-6002
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             ROBERT B. MURPHY, ESQ.
                             RACHEL H. WILSON, ESQ.
                               PEPPER HAMILTON LLP
                           600 FOURTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20005-2004
                                  202-220-1200

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                  PROPOSED              PROPOSED
  TITLE OF SHARES             AMOUNT          MAXIMUM OFFERING      MAXIMUM AGGREGATE       AMOUNT OF
 TO BE REGISTERED        TO BE REGISTERED     PRICE PER SHARE(1)      OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
   Common Stock         210,000(2)(3)(4)           $1.95                $409,500            $331.29
($.00005 par value)
==========================================================================================================

(1) Estimated pursuant to Rule 457(h) based upon the average of the high and low sales prices of shares of common stock on September 18, 2003.
(2) Includes 145,000 shares issuable pursuant to a consulting agreement between the Registrant and Dennis Evanson.
(3) Includes 65,000 shares issuable pursuant to a consulting agreement between the Registrant and Farhad Zaghi.
(4) The Registrant will issue shares of its common stock as consideration for the consulting services performed by the individual consultants on behalf of the Registrant. The Registrant has equated the number of shares issued to each individual to the value of the services provided or to be provided by such individual. The shares issued hereunder will not be subject to any resale restrictions.

--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION
         ----------------

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. As permitted, such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
         -----------------------------------------------------------

         Circle Group Holdings, Inc. (the "Registrant") will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Circle Group Holdings, Inc. 1011 Campus Drive, Mundelein, Illinois 60060, Attention: Corporate Secretary; telephone number 847-549-6002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2003.

         (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-27841) filed August 21, 2001 with the Commission under the Securities Exchange Act of 1934, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

         All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Section 8.75 of the Illinois Business Corporation Act permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Circle Group's bylaws allow for indemnification of directors, officers and employees to the maximum extend provided by the Illinois Business Corporation Act.

         Section 8.75 of the Illinois Business Corporation Act empowers
Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of Circle Group, or is or was serving at the request of Circle Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Circle Group and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of Circle Group, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to Circle Group, unless and only to the extend that the court in which the applicable action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by Circle Group only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct described above. A determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such director so direct, by independent legal counsel in a written opinion, or
(3) by the shareholders. To the extend that a director, officer, employee or agent of Circle Group has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding describe above or in defense of any claim, issue or matter therein, such person shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise. Section 8.75 also authorizes Circle Group to buy and maintain insurance on behalf of any director, officer, employee or agent of Circle Group, or a person who is or was serving at the request of Circle Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not Circle Group has the power to indemnify the person against such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS
         --------

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

     Exhibit No.     Description
     -----------     -----------

         4.1 Articles of Incorporation of the Registrant (incorporated herein by reference to and as filed as an Exhibit to the Registrant's Registration Statement on Form 10-SB filed on August 21, 2001)

         4.2 Bylaws of the Registrant (incorporated herein by reference to and as filed as an Exhibit to the Registrant's Registration Statement on Form 10-SB filed on August 21, 2001)

         4.3         Consulting Agreement between Circle Group Holdings, Inc.
                     and Dennis Evanson

         4.4         Consulting Agreement between Circle Group Holdings, Inc.
                     and Farhad Zaghi

         5.1         Opinion of Pepper Hamilton LLP

         23.1        Consent of Spector & Wong, LLP

         23.2 Consent of Pepper Hamilton LLP (included in opinion filed as Exhibit 5.1)

         24.1        Power of Attorney (included on signature pages)


ITEM 9.  UNDERTAKINGS
         ------------

         The undersigned Registrant hereby undertakes as follows:

         (a) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, Illinois on September 22, 2003.

                           CIRCLE GROUP HOLDINGS, INC.

                           By:  /s/ GREGORY J. HALPERN
                                -------------------------------
                                Gregory J. Halpern
                                President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gregory J. Halpern his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement.

              Signature                                           Title                                  Date
              ---------                                           -----                                  ----
        /s/ GREGORY J. HALPERN                           Chairman of the Board                    September 22, 2003
--------------------------------------            President and Chief Executive Officer
          Gregory J. Halpern                          (Principal Executive Officer)

          /s/ DANA L. DABNEY                       Director and Chief Financial Officer           September 22, 2003
--------------------------------------         (Principal Financial and Accounting Officer)
           Dana L. Dabney

        /s/ EDWARD L. HALPERN                                   Director                          September 22, 2003
--------------------------------------
          Edward L. Halpern

         /s/ STEVE H. SALGAN                                    Director                          September 22, 2003
--------------------------------------
        Steve H. Salgan, M.D.

        /s/ STANFORD J. LEVIN                                   Director                          September 22, 2003
--------------------------------------
          Stanford J. Levin

                                  EXHIBIT INDEX

   Exhibit No.     Description                                      Page No.
   -----------     -----------                                      --------

      4.3          Consulting Agreement between Circle Group
                   Holdings, Inc. and Dennis Evanson

      4.4          Consulting Agreement between Circle Group
                   Holdings, Inc. and Farhad Zaghi

      5.1          Opinion of Pepper Hamilton LLP

      23.1         Consent of Spector & Wong, LLP

      23.2 Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

      24.1         Power of Attorney (included on signature page)